EXHIBIT 24



                                POWER OF ATTORNEY
                                -----------------


     The undersigned, a member of the Board of Directors and/or as Officer of HOMESERVICES.COM INC., a corporation registered in the State of Delaware (the "Company"), hereby constitutes and appoints Steven A. McArthur, Paul J. Leighton and Galen K. Johnson and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 2000 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of March 29, 2001.

/s/ Ronald J. Peltier               /s/ Jack W. Frost
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Ronald J. Peltier                   Jack W. Frost


/s/ R. Michael Knapp                /s/ Steven A. McArthur
---------------------------         --------------------------
R. Michael Knapp                        Steven A. McArthur


/s/ Gregory E. Abel                 /s/ Richard R. Jaros
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Gregory E. Abel                         Richard R. Jaros


/s/ W. David Scott                  /s/ David L. Sokol
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W. David Scott                          David L. Sokol